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                                                                    EXHIBIT 10.1

                                                              February 18, 2005
Trinity Healthcare of Winston-Salem, Inc.
3918 West Point Boulevard
Winston-Salem, North Carolina 27103

Ladies and Gentlemen:

      This letter constitutes an agreement by and between COMERICA BANK, a Michigan banking corporation (herein called "Bank"), and TRINITY HEALTHCARE OF WINSTON-SALEM, INC., a Georgia corporation (herein called "Company"), pertaining to certain loans and other credit which Bank has made or may from time to time hereafter make available to Company.

      In consideration of all present and future loans and credit from time to time made available by Bank to or in favor of Company, and in consideration of all present and future liabilities, obligations and indebtedness of Company to Bank, howsoever created, evidenced, existing or arising, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing or arising, or due or to become due, and all extensions and/or renewals thereof (herein collectively called the "Liabilities"), Company covenants and agrees as follows:

      1. Each loan or other extension of credit made by Bank to or otherwise in favor of Company shall be evidenced by and subject to a promissory note or other agreement or evidence of indebtedness acceptable to Bank, and executed and delivered by Company unto Bank (any and all notes, instruments, documents and agreements at any time evidencing, governing, securing or otherwise relating to any of the Liabilities are herein collectively called the "Loan Documents").

      2. So long as Bank shall have any commitment or obligation, if any, to make or extend loans, advances or other credit to or in favor of Company, and so long as any Liabilities remain unpaid and/or outstanding, Company covenants and agrees that it shall:

      (a) Furnish, or cause to be furnished, to Bank, (i) within one hundred twenty (120) days after and as of the end of each fiscal year of Company, financial statements of Company for and as of the end of each such year, containing the balance sheet of Company as of the end of each such fiscal year, and statements of income and retained earnings and changes in financial position of Company for each such year, and such other comments and financial details as are usually included in similar statements and reports; (ii) within thirty (30) days after and as of the end of each month, financial statements of Company, containing the balance sheet of Company as of the end of each such month then ending, and statements of income and retained earnings and changes in financial position of Company for the month then ending and for the portion of the fiscal year of Company through the end of such month then ending; (iii) within ten (10) days after and as of the end of each month, agings of Company's accounts receivable and accounts payable, an inventory report and a borrowing base report; (iv) on or before April 30 of each

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            year and as of a date not more than sixty (60) days prior thereto, an updated personal financial statement for John E. Elliott II, Lawrence R. Kuhnert and each other individual that becomes a guarantor of any of the Liabilities after the date hereof; and (v) promptly, such other information and reports as Bank may reasonably request from time to time or which is to be furnished to Bank in accordance with any of the Loan Documents. The annual statements to be furnished to Bank pursuant to (i) above shall be reviewed by independent certified public accountants selected by Company and acceptable to Bank, and the monthly financial statements and reports to be furnished to Bank pursuant to (ii) and (iii) above shall be prepared by Company and certified by an authorized officer of Company. All of such financial statements should be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and all such financial statements and other information and reports to be furnished to Bank pursuant to the provisions hereof shall be in form and detail reasonably satisfactory to Bank.

      (b) Promptly inform Bank of the occurrence of any event of default, or any condition or event which, with the giving of notice or the passage of time, or both, would constitute an event of default, under any of the Liabilities or Loan Documents, and of any condition or event which has had or could have a material adverse effect upon Company's business, properties, financial condition or its ability to observe, perform or comply with its liabilities and obligations hereunder or otherwise in respect of any of the Liabilities or the Loan Documents.

      (c) Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, those financial statements to be delivered to Bank pursuant to Section 2(a) above) prepared in accordance with GAAP; permit Bank, or its representatives, at reasonable times and intervals, to visit all of Company's offices and to make inquiries as to Company's financial matters with its respective directors, officers, members, employees, and independent certified public accountants; and permit Bank, through Bank's authorized attorneys, accountants and representatives, to inspect, audit and examine Company's books, accounts, records, ledgers and assets and properties of every kind and description, wherever located, at all reasonable times during normal business hours. Company shall reimburse Bank for all reasonable costs and expenses incurred by Bank in connection with such inspections, examinations and audits, and to pay to Bank such fees as Bank may reasonably charge in respect of such inspections, examinations and audits, or as otherwise mutually agreed upon by Company and Bank; provided, however, so long as no default or event of default has occurred and is continuing under any of the Liabilities or Loan Documents, Company shall not be required to reimburse Bank for more than two (2) such audits during each twelve month period hereafter.

      (d) Maintain all cash collection and general disbursement accounts with Bank.

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      3.    Without in any way whatsoever limiting or affecting Bank's right to make demand for payment of all or any part of any of the Liabilities which may, at any time, be payable upon demand, Company hereby acknowledges and agrees that, in addition to any and all other provisions set forth in any of the Loan Documents relating to any default or event of default thereunder, an event of default shall also occur under the Liabilities and the Loan Documents in the event that there shall be any change, for any reason whatsoever, in the management, ownership or control of Company, which could, in the sole discretion and judgment of Bank, have a material adverse effect upon Company and/or its ability to pay and perform any of its liabilities or obligations in respect of the Liabilities and the Loan Documents.

      4. Any failure by Company to fully observe, perform or otherwise comply with any of the covenants or agreements of Company set forth in this Agreement shall constitute an event of default under the Liabilities, and Bank shall be entitled to exercise any and all rights and remedies available to or otherwise conferred upon Bank as a result thereof, whether by agreement, by law or otherwise.

      5. COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT COMPANY'S COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN, AND THE ABSENCE OF ANY DEFAULT OR EVENT OF DEFAULT BY COMPANY IN THE OBSERVANCE OR PERFORMANCE OF ANY OF THE COVENANTS OR AGREEMENTS OF COMPANY HEREUNDER, SHALL NOT IN ANY WAY LIMIT, RESTRICT OR OTHERWISE AFFECT OR IMPAIR BANK'S RIGHT OR ABILITY TO MAKE DEMAND FOR PAYMENT OF ANY OR ALL OF THE LIABILITIES WHICH MAY BE ON A DEMAND BASIS AT ANY TIME IN BANK'S SOLE AND ABSOLUTE DISCRETION, WITH OR WITHOUT REASON OR CAUSE, AND THE EXISTENCE OF ANY DEFAULT OR EVENT OF DEFAULT HEREUNDER SHALL NOT BE THE SOLE REASON OR BASIS FOR ENABLING BANK TO MAKE DEMAND FOR PAYMENT OF ALL OR ANY PART OF SUCH LIABILITIES.

      6. All accounting terms not specifically defined in this Agreement shall be determined and construed in accordance with GAAP.

      7. No forbearance on the part of the Bank in enforcing any of its rights or remedies under this Agreement or any other Loan Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Company hereunder or any such other Loan Document, shall constitute a waiver of any of the terms of this Agreement or such Loan Document or of any such right or remedy.

      8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

      9. Company agrees to reimburse Bank, upon demand, for all costs and expenses (including, without limitation, reasonable attorneys' fees, whether in-house or outside counsel) incurred by Bank in connection with the documentation and preparation of this Agreement, the other Loan Documents, and otherwise in respect of the Liabilities, and the consummation and the closing of the transactions contemplated hereby or thereby, any default or events of default under or in respect of any of the Liabilities or in collecting or in attempting to collect any of the Liabilities, in perfecting, maintaining or defending any of the Bank's liens or security interests (or the priority thereof), if any, in any collateral securing any part of any of the Liabilities, or

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otherwise in enforcing any of Bank's rights or remedies under any of the Loan
Documents or otherwise in respect of any of the Liabilities.

      10. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Company shall not assign or transfer any of its rights or obligations hereunder or otherwise in respect of any of the Liabilities without the prior written consent of Bank.

      11. COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LIABILITIES.

      If the foregoing is acceptable to Company, please indicate such with the signature(s) of Company as provided below.

                                                  Very truly yours,

                                                  COMERICA BANK

                                                  By: __________________________

                                                  Its:__________________________

ACCEPTED, ACKNOWLEDGED
AND AGREED:

TRINITY HEALTHCARE OF WINSTON-SALEM, INC.

By:____________________________
       Lakshu Sundaram

Its:___________________________

Dated: February 18, 2005

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